UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 27, 2010

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code          760-779-0251

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01             Regulation FD Disclosure.

On April 27, 2010, Spare Backup received a purchase order for 2,500 units of its co-branded data backup and cloud computing platform named “FileSave” from Comet Group, PLC. (“Comet”) per the terms of their contract.  The units will be offered at certain Comet store locations in the U.K. as part of a point of purchase marketing effort.

About Comet

Comet is part of Kesa Electricals plc, a pan-European group operating in eleven European countries. Its focus is on giving customers the best price, best choice and the best service. Comet has 250 stores throughout the UK, offering a wide range of electrical products. Thousands of competitor prices are checked every week to ensure that Comet offers the best possible value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: April 29, 2010	By:	/s/ Cery Perle
Cery Perle,
Chief Executive Officer and President